Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2009 (January 14, 2010 as to the effects of the adoption of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS 160”), and related disclosure in Notes 1, 4, 7, 8, 9, 11, 24, and 25), relating to the consolidated financial statements and financial statement schedule of Spectra Energy Corp (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of new accounting standards, the completion of the spin-off of Spectra Energy Corp from Duke Energy Corporation on January 2, 2007, and retrospective adjustments related to the adoption of SFAS 160) and the effectiveness of Spectra Energy Corp’s internal control over financial reporting, appearing in the Current Report on Form 8-K of Spectra Energy Corp dated January 14, 2010. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas

January 15, 2010